Exhibit 99.1

Contact:	For Release:
Brad Cohen	Jan. 29, 2014
Public Relations	1:05 p.m. PST
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(253) 334-9823
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL THIRD QUARTER RESULTS

Highlights:

  Total revenue of $146 million, up 11% sequentially
  Sequential increase in branded tape automation and DXi revenue of 37% and 32%, respectively
  20% year-over-year growth in StorNext and related service revenue, driven by near doubling of North America sales
  Year-over-year improvement in GAAP and non-GAAP net income of 70% and 27%, respectively, on 8% revenue decline

SAN JOSE, Calif., Jan. 29, 2014 – Quantum Corp. (NYSE:QTM) today reported results for the third quarter of fiscal 2014, ended Dec. 31, 2013. Revenue for the quarter was $145.9 million, down 8 percent from the third quarter of fiscal 2013, primarily due to lower tape automation revenue and a decline in DXi® sales from the record DXi quarter a year earlier. On a sequential basis, total revenue was up 11 percent and, as previously announced, above the high end of the guidance range provided in the company’s Oct. 23, 2013 earnings announcement. Product highlights included growth in StorNext® and related service revenue of 20 percent year-over-year and 5 percent over the prior quarter, as well as sequential increases in branded Scalar® tape automation and DXi sales of 37 percent and 32 percent, respectively.

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On a GAAP basis, Quantum reported breakeven operating income for the quarter, better than the $5.7 million operating loss a year earlier, and had a net loss of $2.4 million, or $0.01 per diluted share, compared to a net loss of $8.2 million in the prior year, a 70 percent improvement. On a non-GAAP basis, the company generated $8.6 million of operating income, up $1.2 million year-over-year. Finally, Quantum reported non-GAAP net income of $6.2 million, or $0.02 per diluted share, approximately $1.3 million, or 27 percent, higher than a year earlier. The operating and net income results were better than the high end of the third quarter guidance given in October.

“Our December quarter results reflect our focus on driving increased profitability and cash flow while capitalizing on revenue opportunities,” said Jon Gacek, president and CEO of Quantum. “We reduced our GAAP operating expenses by 17 percent year-over-year – and 12 percent on a non-GAAP basis – improving our bottom-line results and helping us end the quarter with our highest cash balance in three years. At the same time we continued to increase our StorNext revenue, with particularly strong year-over-year growth driven by a near doubling of sales in North America, and significantly improved our DXi and tape automation revenue performance over the prior quarter. Moving forward, we will maintain a balanced approach between growth and profit, building on our expanding product portfolio and market reach and the actions we’ve taken to reduce our cost structure.”

Quantum generated $7.3 million in cash from operations in the quarter, ending the quarter with $82.8 million in total cash and cash equivalents.

Outlook

For the fourth quarter of fiscal 2014, Quantum expects:

  Revenue of approximately $125 million to $130 million.

  GAAP gross margin of 42 to 43 percent and non-GAAP gross margin of 43 to 44 percent.

  GAAP operating expenses of $60 million to $61 million and non-GAAP operating expenses of $55 million to $56 million.

  Interest expense of $2.5 million and taxes of $500,000.

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The company noted that its fourth quarter operating expense guidance is $10 million to $11 million lower than actual operating expenses on a GAAP basis in the comparable quarter a year ago and $7 million to $8 million lower on a non-GAAP basis. Quantum also reiterated that it expects approximately $16 million to $18 million of additional annual expense savings from the outsourcing of manufacturing operations and staffing reductions announced earlier this month to be reflected in the company’s results beginning in the fiscal first quarter of 2015 (June 2014 quarter). The company will provide guidance for fiscal 2015 when it reports its fourth quarter results.

Business Highlights

Key business highlights for the December quarter include the following:

  Based on the integration of the company’s Lattus™ Object Storage with Rocket Arkivio data archiving software, Quantum announced a new solution to reduce primary storage and backup costs by archiving static, unstructured data. Customers using the combined solution can save 30 percent or more in annual storage expenses and, in many cases, pay back their investment within a year.

  The company introduced a new program enabling managed service providers (MSPs) and value added resellers (VARs) to expand their businesses with a cloud backup service powered by Quantum’s DXi virtual deduplication appliances and vmPRO™ backup software. Through unique capacity-based subscription pricing, the program allows MSPs and VARs to brand, market and sell cloud backup-as-a-service offerings that scale as their revenues grow, thereby reducing the need for large up-front capital expenditures on hardware.

  Quantum continued to receive industry accolades, reinforcing the compelling benefits and overall value it provides to customers and partners. The company and its Lattus Object Storage solution were named as finalists for 2014 Storage Visions Awards, which honor excellence and innovation in media and entertainment technology. The Lattus solution also received honorable mention in the Tiered Storage Product of the Year category at the 2013 Storage Virtualization Cloud Awards. At these same awards, the Quantum Alliance reseller program was also selected as “Vendor’s Reseller Channel Program of the Year.”

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Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Jan. 29, 2014, at 2:00 p.m. PST, to discuss its fiscal third quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9819 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Jan. 29, 2014, at 2:00 p.m. PST. Site for the webcast and related information: www.quantum.com/investors.

About Quantum

Quantum is a leading expert in end-to-end scale-out storage and data protection, providing solutions for sharing, archiving and accessing digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding content workflow challenges. With Quantum, customers can Be Certain™ they have a comprehensive storage foundation to maximize the value of their data, making it accessible whenever and wherever needed, offering indefinite retention and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi, Scalar, StorNext, Lattus and vmPRO are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding our priorities and focuses for the fourth quarter of our fiscal year, that we will maintain our balanced approach to driving increased profit and cash flow while pursuing revenue growth and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

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The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, share-based compensation, restructuring charges and outsourcing transition costs for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying valuation methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1

In the first quarter of fiscal year 2014, Quantum identified an error related to the accounting for certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the third quarter and first nine months of fiscal 2013 have been revised. For additional information, refer to our Form 10-Q filed with the Securities and Exchange Commission on November 12, 2013.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
		(Revised) Note 1		(Revised) Note 1
Revenue:
Product	$98,348	$112,490	$269,024	$306,316
Service	36,926	35,340	109,612	107,138
Royalty	10,656	11,538	46,693	34,081
Total revenue	145,930	159,368	425,329	447,535
Cost of revenue:
Product	64,502	72,007	181,167	204,641
Service	19,706	19,360	56,053	59,896
Restructuring charges	288	-	377	-
Total cost of revenue	84,496	91,367	237,597	264,537
Gross margin	61,434	68,001	187,732	182,998
Operating expenses:
Research and development	16,010	18,615	49,063	56,639
Sales and marketing	29,424	33,588	89,577	102,473
General and administrative	14,279	14,851	43,789	46,910
Restructuring charges	1,758	6,602	4,525	6,602
Total operating expenses	61,471	73,656	186,954	212,624
Income (loss) from operations	(37)	(5,655)	778	(29,626)
Other income and expense	370	60	791	(388)
Interest expense	(2,440)	(2,230)	(7,319)	(5,896)
Loss before income taxes	(2,107)	(7,825)	(5,750)	(35,910)
Income tax provision	308	348	1,232	1,217
Net loss	$(2,415)	$(8,173)	$(6,982)	$(37,127)

Basic and diluted net loss per share:	$(0.01)	$(0.04)	$(0.03)	$(0.16)
Weighted average basic and diluted shares:	248,135	240,786	246,183	239,099

Included in the above Statements of Operations:

Restructuring charges related to cost of revenue	$288	$-	$377	$-
Restructuring charges related to operating expense	1,758	6,602	4,525	6,602
	2,046	6,602	4,902	6,602
Amortization of intangibles:
Cost of revenue	368	911	1,104	3,407
Sales and marketing	1,856	1,856	5,569	7,668
	2,224	2,767	6,673	11,075
Share-based compensation:
Cost of revenue	509	626	1,560	1,839
Research and development	862	925	2,638	2,772
Sales and marketing	994	1,273	3,148	3,603
General and administrative	1,056	892	2,922	3,515
	3,421	3,716	10,268	11,729
Outsourcing Transition Costs:
Cost of revenue	952	-	952	-
	952	-	952	-

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2013	March 31, 2013*
		(Revised) Note 1
Assets
Current assets:
Cash and cash equivalents	$80,115	$68,976
Restricted cash	2,652	3,023
Accounts receivable	105,121	97,546
Manufacturing inventories	43,621	53,075
Service parts inventories	27,743	35,368
Other current assets	11,063	11,831
Total current assets	270,315	269,819

Long-term assets:
Property and equipment	18,457	21,456
Intangible assets	6,140	12,813
Goodwill	55,613	55,613
Other long-term assets	9,749	9,892
Total long-term assets	89,959	99,774

	$360,274	$369,593

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$38,994	$47,634
Accrued warranty	6,127	7,520
Deferred revenue, current	88,968	91,108
Accrued restructuring charges, current	3,554	3,021
Accrued compensation	29,338	30,964
Other accrued liabilities	13,580	14,503
Total current liabilities	180,561	194,750

Long-term liabilities:
Deferred revenue, long-term	39,350	38,393
Convertible subordinated debt	205,000	205,000
Other long-term liabilities	14,992	15,232
Total long-term liabilities	259,342	258,625

Stockholders' deficit	(79,629)	(83,782)

	$360,274	$369,593

* Derived from the March 31, 2013 audited Consolidated Financial Statements.

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31, 2013	December 31, 2012
		(Revised) Note 1
Cash flows from operating activities:
Net loss	$(6,982)	$(37,127)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	8,217	9,283
Amortization	7,898	12,013
Service parts lower of cost or market adjustment	8,715	7,026
Deferred income taxes	86	231
Share-based compensation	10,268	11,729
Changes in assets and liabilities:
Accounts receivable	(7,575)	(5,074)
Manufacturing inventories	5,372	1,502
Service parts inventories	2,993	2,857
Accounts payable	(8,672)	(9,748)
Accrued warranty	(1,393)	160
Deferred revenue	(1,182)	(4,650)
Accrued restructuring charges	309	3,184
Accrued compensation	(1,786)	(538)
Other assets and liabilities	(732)	1,020
Net cash provided by (used in) operating activities	15,536	(8,132)

Cash flows from investing activities:
Purchases of property and equipment	(5,026)	(9,389)
Decrease in restricted cash	517	691
Purchases of other investments	(534)	(2,169)
Return of principal from other investments	-	208
Net cash used in investing activities	(5,043)	(10,659)

Cash flows from financing activities:
Repayments of long-term debt	-	(49,495)
Borrowings of convertible subordinated debt, net	-	67,701
Payment of taxes due upon vesting of restricted stock	(1,807)	(1,926)
Proceeds from issuance of common stock	2,431	2,604
Net cash provided by financing activities	624	18,884

Effect of exchange rate changes on cash and cash equivalents	22	(14)

Net increase in cash and cash equivalents	11,139	79
Cash and cash equivalents at beginning of period	68,976	51,261
Cash and cash equivalents at end of period	$80,115	$51,340

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2013
	Gross Margin	Gross Margin Rate	Operating Expenses	Income (Loss) From Operations	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$61,434	42.1%	$61,471	$(37)	$(2,415)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	368		(1,856)	2,224	2,224
Share-based compensation	509		(2,912)	3,421	3,421
Restructuring charges	288		(1,758)	2,046	2,046
Outsourcing transition costs	952		-	952	952
Non-GAAP	$63,551	43.5%	$54,945	$8,606	$6,228	$0.02	$0.02 ‡

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(2,415)	$6,228
Interest on dilutive convertible notes						-	788
Income (loss) for purposes of computing income (loss) per diluted share						$(2,415)	$7,016

Weighted average shares:
Basic						248,135	248,135
Dilutive shares from stock plans						-	1,952
Dilutive shares from convertible notes						-	42,502
Diluted						248,135	292,589

	Nine Months Ended December 31, 2013
	Gross Margin	Gross Margin Rate	Operating Expenses	Income From Operations	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$187,732	44.1%	186,954	778	$(6,982)	$(0.03)	$(0.03)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,104		(5,569)	6,673	6,673
Share-based compensation	1,560		(8,708)	10,268	10,268
Restructuring charges	377		(4,525)	4,902	4,902
Outsourcing transition costs	952		-	952	952
Non-GAAP	$191,725	45.1%	$168,152	$23,573	$15,813	$0.06	$0.06 ‡

Computation of basic and diluted net income (loss) per share:	GAAP	Non-GAAP
Net income (loss)	$(6,982)	$15,813
Interest on dilutive convertible notes	-	2,363
Income (loss) for purposes of computing income (loss) per diluted share	$(6,982)	$18,176

Weighted average shares:
Basic	246,183	246,183
Dilutive shares from stock plans	-	2,925
Dilutive shares from convertible notes	-	42,502
Diluted	246,183	291,610

‡ Non-GAAP per share net income (loss): Each fiscal period is calculated independently, thus the sum of each of the quarter's non-GAAP per diluted share net income (loss) does not necessarily equal the year-to-date non-GAAP per diluted share net income (loss). For example, certain convertible subordinated notes were anti-dilutive in the second quarter of fiscal 2014 but were dilutive for the year-to-date period.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2012
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Operating Expenses	Income (Loss) From Operations	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$68,001	42.7%	$73,656	$(5,655)	$(8,173)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	911		(1,856)	2,767	2,767
Share-based compensation	626		(3,090)	3,716	3,716
Restructuring charges	-		(6,602)	6,602	6,602
Non-GAAP	$69,538	43.6%	$62,108	$7,430	$4,912	$0.02	$0.02

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net income (loss)						$(8,173)	$4,912
Interest on dilutive convertible notes						-	533
Net income (loss) for purposes of computing income (loss) per diluted share						(8,173)	5,445

Weighted average shares:
Basic						240,786	240,786
Dilutive shares from stock plans						-	1,892
Dilutive shares from convertible notes						-	28,490
Diluted						240,786	271,168

	Nine Months Ended December 31, 2012
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Operating Expenses	Loss From Operations	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$182,998	40.9%	$212,624	$(29,626)	$(37,127)	$(0.16)	$(0.16)
Non-GAAP Reconciling Items:
Amortization of intangibles	3,407		(7,668)	11,075	11,075
Share-based compensation	1,839		(9,890)	11,729	11,729
Restructuring charges	-		(6,602)	6,602	6,602
Non-GAAP	$188,244	42.1%	$188,464	$(220)	$(7,721)	$(0.03)	$(0.03)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(37,127)	$(7,721)

Weighted average shares:
Basic and diluted						239,099	239,099

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST FOURTH QUARTER FISCAL 2014
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

Percentage Range
Forecast fourth quarter gross margin rate on a GAAP basis	42.3% - 43.3%

Forecast amortization of intangibles	0.3%
Forecast share-based compensation	0.4%

Forecast fourth quarter gross margin rate on a non-GAAP basis	43.0% - 44.0%

Dollar Range
Forecast fourth quarter operating expense on a GAAP basis*	$59.7 - $60.7

Forecast amortization of intangibles	1.9
Forecast share-based compensation	2.8

Forecast fourth quarter operating expense on a non-GAAP basis	$55.0 - $56.0

* Forecast fourth quarter GAAP operating expense does not reflect facility restructuring charges for remaining lease payments as a result of the outsourcing decision as described in our Form 8-K as filed with the SEC on July 3, 2013. These charges will be recognized when we fully vacate the various locations and may occur in the fourth quarter of fiscal 2014, the first quarter of fiscal 2015 or a portion in each period.

Estimates based on current (January 29, 2014) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 7, 2013. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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